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                                                                  EXHIBIT 10.3

                                     FORM OF
                                   COACH, INC.
                     PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

                         ARTICLE I - PURPOSE OF THE PLAN

         The purpose of the Coach, Inc. Performance-Based Annual Incentive Plan is to advance the interests of Coach, Inc. and its stockholders by providing certain of its key executives with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Plan is intended to provide participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                            ARTICLE II - DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         a.       "BOARD" means the Board of Directors of Coach, Inc.

         b. "COMMITTEE" means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of two (2) or more non-employee members of the Board of Directors who shall qualify to administer the Plan as "disinterested directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as "outside directors" under Section 162(m) of the Code.

         c. "CORPORATION" means Coach, Inc., or any entity that is directly or indirectly controlled by Coach, Inc.

         d. "PLAN" means the Coach, Inc. Performance-Based Annual Incentive Plan, as may be amended and restated from time to time.

         e.       "PARTICIPANT" means (i) a "covered employee" as defined in
Section 162(m) of the Code and the regulations promulgated thereunder, who has been selected by the Committee as a participant in the Plan during a Performance Period and (ii) each other employee who has been selected by the Committee as a participant in the Plan during a Performance Period.

         f. "PERFORMANCE AWARD" means an award granted pursuant to the terms of Article IV of this Plan.

         g. "PERFORMANCE GOAL" means the performance goal and payout schedules established by the Committee for a Participant (or group of Participants) no later than ninety (90)

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days after the commencement of each Performance Period which relates to one or more of the following performance measures of the Corporation and/or its affiliates: cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, and/or appreciation in the fair market value of the Corporation's stock.

         h. "PERFORMANCE PERIOD" means the Corporation's fiscal year, or such other period as designated by the Committee.

                        ARTICLE III - PLAN ADMINISTRATION

         The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all Participants.

                         ARTICLE IV - PERFORMANCE AWARDS

         For each Performance Period, the Committee shall determine the amount of a Participant's Performance Award as follows:

         a. GENERAL - Each Participant shall be eligible to receive a Performance Award if the Participant's Performance Goal for the Performance Period has been achieved. The maximum amount of a Participant's Performance Award, expressed as a percentage of base salary, shall be set by the Committee prior to each Performance Period; provided, however, that in no event shall a Participant's Performance Award exceed one million dollars ($1,000,000). The actual amount of a Participant's Performance Award may be reduced or eliminated by the Committee as set forth in paragraph (b) below.

         b. REDUCTION OR ELIMINATION OF PERFORMANCE AWARD - The Performance Award for each Participant may be reduced or eliminated by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of any Performance Award to any Participant be increased. In determining whether a Performance Award will be reduced or eliminated, the Committee shall consider any extraordinary changes which may occur during the Performance Period, such as changes in accounting practices or applicable law, extraordinary items of gain or loss, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, and shall consider such individual or business performance criteria that it deems appropriate, including, but not limited to, the Corporation's cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Corporation's stock, and other relevant operating and strategic business results applicable to an individual Participant. Once the


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Committee has determined the amount of a Participant's Performance award pursuant this Article IV, and upon the certification required under Article V, the Committee shall grant the Participant's Performance Award pursuant to such terms and procedures as the Committee shall adopt under Article III.

                    ARTICLE V - PAYMENT OF PERFORMANCE AWARDS

         Subject to any stockholder approval required by law, payment of any Performance Award to a Participant for any Performance Period shall be made in cash after written certification by the Committee that the Performance Goal for the Performance Period was achieved, and any other material terms of the Performance Award were satisfied. Any Performance Award may be deferred pursuant to the terms and conditions of the Coach, Inc.
Executive Deferred Compensation Plan or a successor thereto.

                   ARTICLE VI - PLAN AMENDMENT AND TERMINATION

         The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable, subject to any stockholder approval required by law, provided that the Committee may not amend the Plan to change the method for determining Performance Awards or the individual award limit under Article IV without the approval of the majority of votes cast by stockholders in a separate vote. No amendment may impair the rights of a Participant to any Performance Award already granted with respect to any Performance Period.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

         a. EMPLOYMENT RIGHTS - The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically been granted by the Committee under the terms of the Plan.

         b. COMMITTEE'S DECISION FINAL - Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

         c. GENDER AND NUMBER - Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

         d. GOVERNING LAW - Except to the extent superseded by the laws of the United States, the laws of the State of New York, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.


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         e.       INTERESTS NOT TRANSFERABLE - Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution.

         f. SEVERABILITY - In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         g. WITHHOLDING - The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

         h. EFFECT ON OTHER PLANS OR AGREEMENTS - Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

                          ARTICLE VIII - EFFECTIVE DATE

         This Plan shall be effective as of June 29, 2000, as approved by Sara Lee Corporation as the sole shareholder of the Corporation. The Plan shall automatically terminate as of the first meeting of shareholders on and after the first anniversary of the date on which the Corporation first issues equity securities of the Corporation that are required to be registered under Article II of the Securities Exchange Act of 1934, as amended, unless resubmitted to and approved by shareholders prior to that date.


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